Table of Contents

    Exhibit 17.11 Resignation of Dr. Soram Singh Khalsa
      RESIGNATION OF DR. SORAM SINGH KHALSA
  Soram Singh Khalsa
    SORAM SINGH KHALSA

Exhibit 17.11 Resignation of Dr. Soram Singh Khalsa

RESIGNATION OF DR. SORAM SINGH KHALSA

I, DR. SORAM SINGH KHALSA, hereby resign as a director of NUTRA PHARMA CORP., effective September 28, 2004.

Date: September 28, 2004

Soram Singh Khalsa

SORAM SINGH KHALSA